SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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Definitive Proxy Statement
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Soliciting Material Pursuant to §240.14a-12

BOSTONFED BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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BOSTONFED BANCORP, INC.
17 New England Executive Park
Burlington, Massachusetts 01803
(781) 273-0300

March 29, 2004

Fellow Shareholders:

     You are cordially invited to attend the annual meeting of shareholders of BostonFed Bancorp, Inc., (the “Company”) the holding company for Boston Federal Savings Bank, Burlington, Massachusetts, to be held on April 28, 2004, at 2:00 p.m., at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts.

     The attached Notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent auditors, will be present to respond to any questions that our shareholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the annual meeting are in the best interests of the Company and its shareholders. It is important that your shares are represented whether or not you attend the meeting and regardless of the number of shares of common stock you own. To make sure that your shares are represented, we urge you to complete and mail the enclosed proxy card. We appreciate your cooperation since a majority of the common stock must be represented at the meeting to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all of the employees of the Company and its subsidiaries, thank you for your continued interest and support.

Sincerely yours,

David F. Holland
Chairman, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
VOTING AND PROXY PROCEDURE
Corporate Governance
STOCK OWNERSHIP
PROPOSAL 1. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
STOCK PERFORMANCE GRAPH
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
TRANSACTIONS WITH DIRECTORS AND MANAGEMENT
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
MISCELLANEOUS
STOCKHOLDER PROPOSALS AND NOMINATIONS
APPENDIX A

BOSTONFED BANCORP, INC.
17 New England Executive Park
Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 28, 2004

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of BostonFed Bancorp, Inc. will be held on April 28, 2004, at 2:00 p.m., at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts.

     The purpose of the annual meeting is to consider and vote upon the following matters:

1.	The election of three directors to three-year terms of office;

2.	The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Stockholders of record at the close of business on March 5, 2004 are entitled to receive notice of and to vote at the annual meeting and at any adjournments of the meeting. In the event there are not sufficient shares for a quorum or votes to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the annual meeting will be available at BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, Massachusetts 01803, for a period of ten days prior to the annual meeting and will also be available at the annual meeting.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

John A. Simas
Executive Vice President and
Corporate Secretary

Burlington, Massachusetts
March 29, 2004

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

PROXY STATEMENT
OF
BOSTONFED BANCORP, INC.

     This proxy statement is being furnished to shareholders of BostonFed Bancorp, Inc. (the “Company”), the holding company of Boston Federal Savings Bank (“Boston Federal” or the “Bank”), as part of the solicitation of proxies by the Board of Directors to be used at the annual meeting of the Company and at any adjournments thereof (the “annual meeting”). The annual meeting will be held on April 28, 2004, at 2:00 p.m. at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts. This proxy statement and the enclosed proxy card, together with the Annual Report to Shareholders, are first being mailed to record holders on or about March 29, 2004.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

     You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 5, 2004. As of the close of business on that date, a total of 4,513,896 shares of Company common stock were outstanding. Each share of common stock has one vote. As provided in the Company’s Certificate of Incorporation, recordholders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the 10% limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% limit to supply information to the Company to enable the Board of Directors to implement and apply the 10% limit.

Attending the Meeting

     If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership as of March 5, 2004 to be admitted to the meeting. A recent brokerage statement or letter from your bank or broker, are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

     The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote (after subtracting any shares in excess of the 10% limit) is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     As to the election of directors (Proposal 1), you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to a specific nominee(s). There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. As to the ratification of the appointment of KPMG LLP as independent auditors (Proposal 2) and any other matter(s) that may properly come before the annual meeting, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter(s) will be decided by the affirmative vote of a majority of the votes eligible to be cast on each matter. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on these proposals.

Voting by Proxy

     The Company’s Board of Directors is sending you this proxy statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees and “FOR” ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year 2004.

     If any matter(s) not described in this proxy statement are properly presented at the annual meeting, the proxy committee will use its own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the proxy committee on the new meeting date as well, unless you have revoked your proxy. Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Company does not know of any other matter(s) that will be presented for consideration at the meeting.

     You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver another proxy that bears a later date, or attend the annual meeting and vote your shares in person. Your attendance at the annual meeting will not automatically revoke your proxy.

     If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that is provided by your broker, bank or other nominee and which accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

     Proxies solicited should be returned to the Company’s transfer agent, EquiServe. The Board of Directors has designated EquiServe to act as the inspector of election and to tabulate the votes at the annual meeting. EquiServe is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the annual meeting, the proxies will be returned to the Company.

Participants in the Bank’s ESOP and 401(k) Plan

     If you participate in the Bank’s Employee Stock Ownership Plan (the “ESOP”), or if you hold shares of Company common stock through the Boston Federal Employee’s Savings & Profit Sharing Plan and Trust (the “401(k) Plan”), you will receive with this proxy statement a voting instruction card for each plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to the participant’s plan account. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which the trustee received timely voting instructions. The deadline for returning your voting instructions to each of the plan’s trustees is April 26, 2004.

Corporate Governance

General

     The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports financial and other results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company. This review includes comparing the Company’s current policies and practices to those policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company expects to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. The Company will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and the American Stock Exchange.

Corporate Governance Policies and Procedures

     The Company has adopted a Nominating and Governance Committee Charter to govern certain activities, including:

(1)	recommending the structure of the Board of Directors;

(2)	nominating directors for reelection, vacancies or new positions for the Board of Directors;

(3)	overseeing a process for the review of the performance of the Board of Directors and its committees;

(4)	monitoring the Company’s Financial Code of Ethics and compliance with all legal and regulatory requirements;

Financial Code of Ethics
Standards of Personal Conduct For Senior Financial Officers

     The Company has adopted a Financial Code of Ethics that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Financial Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Financial Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Financial Code of Ethics.

     As a mechanism to encourage compliance with the Financial Code of Ethics, the Company has established a Whistleblower Policy that enumerates procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, auditing or other matters. These procedures ensure that individuals may submit concerns regarding questionable accounting, auditing or other matters in a confidential and anonymous manner. The Financial Code of Ethics also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Financial Code of Ethics. Both the Financial Code of Ethics and Whistleblower Policy are attached as exhibits to the Company’s Form 10-K, filed with the SEC on March 15, 2004.

STOCK OWNERSHIP

     The following table provides information as of March 5, 2004 with respect to persons or entities known to the Company to be beneficial owners of more than 5% of the Company’s outstanding shares of common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

		Amount and		Percent of
		Nature of		Common
		Beneficial		Stock
Title of Class	Name and Address of Beneficial Owner	Ownership		Outstanding
Common Stock	Boston Federal Savings Bank	554,141	(1)	12.28%
	Employee Stock Ownership Plan (“ESOP”)
	17 New England Executive Park
	Burlington, Massachusetts 01803

Common Stock	Jeffrey L. Gendell	437,400	(2)	9.69%
	Tontine Partners, L.P.
	Tontine Financial Partners, L.P.
	Tontine Associates, L.L.C
	Tontine Management L.L.C.
	Tontine Overseas Associates, L.L.C.
	55 Railroad Avenue, 3rd Floor
	Greenwich, Connecticut 06830

Common Stock	Wellington Management Company, LLP	401,300	(3)	8.89%
	75 State Street
	Boston, Massachusetts 02109

Common Stock	Bruce S. Sherman	388,488	(4)	8.61%
	Gregg J. Powers
	Private Capital Management, L.P.
	8889 Pelican Bay Blvd.
	Naples, Florida 34108

Common Stock	Thomson Horstmann & Bryant, Inc.	274,500	(5)	6.08%
	Park 80 West, Plaza Two
	Saddle Brook, New Jersey 07663

Common Stock	David F. Holland	262,392	(6)	5.82%
	17 New England Executive Park
	Burlington, Massachusetts 01803

(1)	All 554,141 shares listed have been allocated to participants’ accounts. Under the terms of the ESOP, the ESOP trustee will vote all shares allocated to participants’ accounts in the manner directed by the participants. Subject to its fiduciary duty, the ESOP trustee will vote allocated shares for which no timely voting instructions are received, in the same proportion as shares for which they have received timely voting instructions from participants.

(2)	Based on information contained in an amended Schedule 13G filed jointly on February 12, 2004 with the SEC. According to this filing, Jeffrey L. Gendell has sole voting and investment power with respect to 5,000 shares and shared voting and investment power with respect to 432,400 shares, Tontine Partners, L.P. has shared voting and investment power with respect to 34,540 shares, Tontine Financial Partners, L.P. has shared voting and investment power with respect to 346,000 shares, Tontine Associates, L.L.C. has shared voting and investment power with respect to 3,600 shares, Tontine Management, L.L.C. has shared voting and investment power with respect to 380,540 shares and Tontine Overseas Associates, L.L.C. has shared voting and investment power with respect to 48,260 shares.

(3)	Based upon information in a Schedule 13G filed on February 12, 2004. According to this filing, Wellington Management Company, LLP has shared voting power with respect to 112,800 shares and shared investment power with respect to 401,300 shares.

(4)	Based upon information in a Schedule 13G filed jointly on February 13, 2004 with the U.S. Securities and Exchange Commission (“SEC”). According to this filing, Bruce S. Sherman has sole voting and investment power with respect to 16,800 shares and shared voting and investment power with respect to 371,688 shares and Private Capital Management, L.P. and Gregg J. Powers have shared voting and investment power with respect to 371,688 shares.

(5)	Based upon information in a Schedule 13G filed on January 21, 2004. According to this filing, Thomson Horstmann & Bryant, Inc. has sole voting power with respect to 164,800 shares, sole investment power with respect to 274,500 shares and shared voting power with respect to 0 shares.

(6)	Based upon information in a Schedule 13D filed on March 1, 2001. Represents shares over which Mr. Holland has the following: sole voting power with respect to 3,347 shares; sole investment power with respect to 15,977 shares; and shared voting power with respect to 137,182 shares. Also represents 105,886 shares that may be acquired by Mr. Holland pursuant to exercisable stock options.

     The following table sets forth information as of March 5, 2004 about the shares of the Company’s common stock that may be considered to be beneficially owned by each director of the Company, by each executive officer named in the “Summary Compensation Table” and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

			Number of Shares
			That May Be
	Number of		Acquired Within	Percent of
	Shares Owned		60 Days By	Common Stock
Name	(excluding options)		Exercising Options	Outstanding (1)
Richard J. Caturano(2)	—		—	*
David P. Conley	37,421	(3)	20,000	1.27%
Richard J. Fahey	3,587	(4)	4,000	*
Patricia M. Flynn, Ph.D.	4,887	(4)	4,000	*
David F. Holland	156,506	(3)	105,886	5.68
Kija Kim	1,660	(5)	2,500	*
Joanna T. Lau	2,110	(5)	3,000	*
Shaun W. McGee	3,327		12,000	*
John D. Mullen	3,283		12,000	*
W. Russell Scott, Jr.	2,610	(5)	3,000	*
John A. Simas	81,773	(3)	30,962	2.48
Catherine Friend White	1,710	(5)	3,000	*

All Executive Officers and Directors as a Group (19 persons)	426,637	(6)	325,848	15.55

*	Represents less than 1% of shares outstanding

(1)	Based upon 4,513,896 shares of common stock outstanding as of March 5, 2004, plus the number of shares of common stock that such person has the right to acquire within 60 days after March 5, 2003 by exercising options.

(2)	Joined the Board effective March 1, 2004.

(3)	Does not include 1,916, 14,704, and 21 common stock share equivalents credited to the accounts of Messrs. Conley, Holland and Simas, respectively, under the Defined Contribution Restoration Plan, which is described elsewhere in this proxy statement.

(4)	Includes unvested shares of restricted common stock in the following amounts: Mr. Fahey, 500 and Dr. Flynn, 500 that were awarded under the Amended and Restated BostonFed Bancorp, Inc. 1996 Stock-Based Incentive Plan (the “Incentive Plan”). Such awards vest at a rate of 500 shares per year. Each participant currently has voting, but not investment, power as to the unvested shares.

(5)	Includes unvested shares of restricted common stock that were awarded under the Incentive Plan in the amounts of Ms. Kim, 600 and Ms. Lau, 600; and under the 1997 Stock Option Plan (“Incentive Plan-2”) of Mr. Scott, 600 and Ms. White, 600. Such awards and options under the Incentive Plan and Incentive Plan-2 (collectively, the “Incentive Plans”) vest at a rate of 200 shares per year and began vesting on April 30, 2002. Each participant currently has voting, but not investment, power as to the unvested shares.

(6)	Includes a total of 5,400 shares awarded under the Incentive Plans as to which voting may be directed.

PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine directors, who also serve as directors of Boston Federal. The Board is divided into three classes, with one-third of the directors elected each year.

     The three nominees proposed for election at this Annual Meeting to serve for a three-year term, or until their respective successors have been elected and qualified, are Richard J. Caturano, David F. Holland and Joanna T. Lau. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company. If any nominee is unable to serve or declines to serve for any reason, the proxy committee will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unwilling or unable to serve.

     The Board of Directors recommends that you vote “FOR” the election of all nominees.

     Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2003. There are no family relationships among the directors and/or executive officers.

Board Nominees for Election as Directors:

     The following persons have been nominated for terms to expire in 2007 or until their respective successors are elected and qualified:

     Richard J. Caturano is the President and co-founder of Vitale, Caturano & Company, P.C. Mr. Caturano serves as the firm’s managing partner and is a member of the executive committee. Mr. Caturano joined the Company and Boston Federal’s Board effective March 1, 2004. Age 51.

     David F. Holland is the Chairman of the Board, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Boston Federal. Mr. Holland has served on the Company’s Board since 1995 and on Boston Federal’s Board since 1986. Age 62.

     Joanna T. Lau is the Chief Executive Officer and Chairman of LAU Technologies of Littleton, Massachusetts, a consulting investment company which serves the defense, biometrics and security software industries. Ms. Lau has served on the Company’s Board since 2001. Age 45.

Directors Continuing in Office:

     The following directors have terms ending in 2005:

     David P. Conley is Executive Vice President, Assistant Secretary and Assistant Treasurer of the Company and President of Boston Federal. Mr. Conley has served on the Company’s Board since 1995 and on Boston Federal’s Board since 1992. Age 60.

     Richard J. Fahey is a Principal of Trammel Crow Company, Inc., a diversified commercial real estate services company. Mr. Fahey has served on the Company’s Board since 2000. Age 51.

     Kija Kim is co-founder, President and Chief Executive Officer of Harvard Design and Mapping Company, Inc. of Cambridge, Massachusetts, which specializes in Geographic Information Systems technology and the development of computer mapping software and applications for environmental, transportation and risk management. Ms. Kim has served on the Company’s Board since 2001. Age 62.

     The following directors have terms ending in 2006:

     Patricia M. Flynn, Ph.D., is Trustee Professor of Economics and Management and former Dean of the McCallum Graduate School of Business at Bentley College, Waltham, Massachusetts. Dr. Flynn has served on the Company’s Board since 2000. Age 53.

     W. Russell Scott, Jr. is retired. From 1994 to 2001, he was President and Chief Executive Officer of First Financial Trust, NA, a federally chartered bank specializing in investment management, trust administration and financial planning. In 1992, Mr. Scott retired as Vice President and Chief Financial Officer of New England Telephone Company. Mr. Scott has served on the Company’s Board since 2001. Age 66.

     Catherine Friend White is the President and Senior Portfolio Manager of FinArc, LLC (“FinArc”), which she established in 1990. FinArc offers money management services to individuals, corporate retirement plans and foundations. Ms. White has served on the Company’s Board since 2001. Age 47.

Meetings of the Board of Directors and Committees of the Board of Directors

     The Board of Directors of the Company conducts its business through regular and special meetings and through its committees. The Board of Directors of the Company meets quarterly and has additional meetings as needed. During fiscal 2003, the Board of Directors of the Company held nine (9) meetings. All of the directors of the Company attended at least 75% of the total number of the Company’s Board meetings held and committee meetings on which each director served during 2003. The Board of Directors of the Company maintains committees, the nature and composition of which are described below.

     Audit and Compliance Committee. The Audit and Compliance Committee of the Company currently consists of Patricia M. Flynn, Ph.D. (Chairperson), Joanna T. Lau, W. Russell Scott, Jr. and, effective March 1, 2004, Richard J. Caturano, who are all outside directors. The purposes of this committee are to review the financial statements and scope of the annual audit, to monitor financial and accounting controls, to select the independent auditor and to review management’s actions regarding the implementation of audit findings and compliance with all relevant laws and regulations. The Audit and Compliance

Committee of the Company met six (6) times in 2003. Each member of the Audit and Compliance Committee is independent in accordance with the listing requirements of Section 121(A) of the American Stock Exchange. The Board has determined that Richard Caturano is the Audit and Compliance Committee financial expert under the Rules of the Securities and Exchange Commission. The Audit and Compliance Committee acts under a written charter adopted by the Board of Directors, a copy of which was included as Appendix A to the 2003 proxy statement. The report of the Audit and Compliance Committee required by the Rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit and Compliance Committee Report.”

     Nominating and Governance Committee. The Company’s Nominating and Governance Committee for the 2004 Annual Meeting consists of Kija Kim (Chairperson), Patricia M. Flynn, Ph.D., and Richard J. Fahey. The Nominating Committee takes a leadership role in shaping governance policies and practices, including compliance with the Company’s Financial Code of Ethics. In addition, the Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders or to fill vacancies or recommend additional directors. It will lead the Board in its annual review of the Board’s performance. This committee met twice to recommend nominees for election as directors at this annual meeting. Each member of the Nominating Committee is independent in accordance with the listing standards of Section 121(A) of the American Stock Exchange. The Nominating Committee acts under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this proxy statement. The procedures of the Nominating Committee, required to be disclosed by the rules of the Securities and Exchange Commission, are included in this proxy statement. See “Nominating Committee Procedures.”

     In addition, the Board of Directors encourages directors to attend the annual meeting of stockholders. All but one of the directors attended the 2003 annual meeting of stockholders.

     Executive Committee. The Company’s Executive Committee consists of David F. Holland (Chairperson), Patricia M. Flynn, Ph.D., and David P. Conley. The Executive Committee acts on issues delegated to the committee by the Board of Directors. The Executive Committee did not meet during 2003.

     Compensation Committee. The Compensation Committee of the Company and the Personnel Committee of Boston Federal (collectively, the “Compensation Committee”) currently consist of Joanna T. Lau (Chairperson), Richard J. Fahey and Catherine Friend White. The Compensation Committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company and the Bank. Additionally, the Compensation Committee also reviews and recommends to the Board changes in board meeting fees, committee meeting fees and annual retainers. The Compensation Committee of the Company met three (3) times in 2003.

Directors’ Compensation

     Directors’ Fees. Effective in January 2004, Members of the Board of Directors of the Company receive an annual retainer of $7,000 and a fee of $600 for each Board meeting attended and a fee ranging from $300 to $600 for each committee meeting attended. Directors of Boston Federal are currently paid an annual retainer of $7,000 and a fee of $600 for each Board meeting attended and a fee ranging from $300 to $600 for each committee meeting attended. The Audit and Compliance Committee members receive an additional annual retainer of $1,000. The chairpersons of the Audit and Compliance Committee, the

Investment Committee and the Compensation Committee receive $1,000 as an annual retainer. Members of management who are also directors do not receive any director compensation.

     Incentive Plans. The Company maintains two plans, the Amended and Restated BostonFed Bancorp, Inc. 1996 Stock-Based Incentive Plan and the BostonFed Bancorp, Inc. 1997 Stock Option Plan (collectively, the “Incentive Plans”), approved by shareholders, under which all directors of the Company and the Bank are eligible to receive awards of shares of common stock or options to purchase Company common stock with dividend equivalent rights (“DERs”). The DERs provide a separate cash benefit equal to 100% of the amount of any extraordinary stock dividend declared by the Company on shares of common stock subject to an option. In 2000, Dr. Flynn and Mr. Fahey joined the Board of Directors and were awarded non-statutory options to purchase 5,000 shares and stock awards for 2,500 shares of common stock under the Incentive Plans. The exercise price for these stock option awards is $13.82 per share. Their stock awards and stock options began vesting at 20% per year on October 15, 2000. In 2001, Mmes. Kim, Lau and White and Mr. Scott joined the Board of Directors and were awarded non-statutory options to purchase 5,000 shares and stock awards for 1,000 shares of common stock under the Incentive Plans. The exercise price for these stock option awards is $21.80 per share. Their stock awards and stock options began vesting at 20% per year on April 30, 2002. In 2004, Mr. Caturano joined the Board of Directors and was awarded non-statutory stock options to purchase 5,000 shares. The exercise price for these stock option awards is $33.34 per share. His stock options begin vesting at 20% per year on October 15, 2004. All stock option and stock awards granted under the Incentive Plans will vest immediately upon termination due to death, disability, retirement or a change in control. Each participant currently has voting power as to the unvested stock award shares.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following information is furnished for the chief executive officer and the other four highest paid executive officers of the Company and Boston Federal who received a salary and bonus of $100,000 or more during the year ended December 31, 2003.

					Long-Term Compensation
		Annual Compensation(1)			Awards		Payouts
						Securities
						Underlying		All Other
Name and	Fiscal			Other Annual	Restricted	Options/	LTIP	Compen-
Principal Positions	Year	Salary ($)	Bonus ($)	Compensation(2)	Stock Awards ($)	SARs(#)	Payouts(3)	sation(4)
David F. Holland	2003	$422,500	$31,054	—	—	—	—	$62,255
Company Chairman,	2002	407,500	16,809	—	—	—	—	61,133
President & CEO;	2001	388,500	60,023	—	—	—	—	87,151
Bank Chairman & CEO

David P. Conley	2003	251,500	26,722	—	—	—	—	32,409
Company Director and	2002	242,500	20,158	—	—	—	—	31,971
Executive VP; Bank	2001	225,000	31,078	—	—	—	—	45,661
Director & President

John A. Simas	2003	194,500	21,310	—	—	—	—	24,194
Company and Bank CFO,	2002	187,500	20,508	—	—	—	—	23,836
Executive VP & Secretary	2001	177,000	27,103	—	—	—	—	34,088

Shaun W. McGee	2003	190,000	103,455	—	—	—	—	21,121
Company SVP & President	2002	183,000	36,080	—	—	—	—	22,142
of Forward Financial(5)	2001	175,000	45,760	—	—	—	—	20,616

John D. Mullen	2003	179,500	32,918	—	—	—	—	20,480
Company & Forward	2002	173,000	980	—	—	—	—	23,535
Financial SVP(5)	2001	165,000	13,480	—	—	—	—	20,225

(1)	Salaries reported under Annual Compensation include amounts deferred by the executive officer pursuant to the Boston Federal 401(k) Plan. Bonuses reported under “Annual Compensation” are reported in the year earned, regardless of when paid. Bonuses to Messrs. Holland, Conley and Simas were paid pursuant to the Boston Federal STIP as described later in this document. Bonuses paid to Messrs. McGee and Mullen were paid pursuant to individualized incentive plans, based on the performance of Forward Financial and the Company and certain other factors.

(2)	For 2003, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.

(3)	For 2003, 2002 and 2001, there were no payouts under any long-term incentive plan.

(4)	For 2003, such amounts (a) include $4,000, $4,000, $3,591, $3,008 and $3,379 contributed by the Bank’s 401(k) plans to Messrs. Holland, Conley, Simas, McGee and Mullen, respectively; (b) $21,184, $21,184, $20,591, $18,113 and $17,101 representing the value of shares allocated under the Boston Federal ESOP, including forfeitures, for the benefit of Messrs. Holland, Conley, Simas, McGee and Mullen, respectively; and (c) $37,071, $7,225 and $12 for Messrs. Holland, Conley and Simas, respectively, representing the value of benefits accrued in 2003 for each in the Defined Contribution Restoration Plan.

(5)	Forward Financial is a wholly-owned subsidiary of Boston Federal.

     Employment Agreements. The Company and Boston Federal maintain employment agreements with Messrs. Holland, Conley, Simas, McGee and Mullen (individually, the “Executive”) to ensure that the Company and Boston Federal will be able to maintain a stable and competent management team. The continued success of the Company and Boston Federal depends to a significant degree on the skills and competence of Messrs. Holland, Conley, Simas, McGee and Mullen.

     The Company’s employment agreements with Messrs. Holland, Conley and Simas provide for a three-year term of employment. The agreements of Messrs. McGee and Mullen are for a two-year term of employment. The agreements extend on a daily basis until either the Executive or the Company provides written notice of non-renewal, at which time the term of the agreement becomes a fixed three-year term for Messrs. Holland, Conley and Simas and becomes a fixed two-year term for Messrs. McGee and Mullen. Under the employment agreements, the base salary of the Executive is set by the Compensation Committee and reviewed annually by the Board of Directors. As of January 1, 2004, the base salaries for Messrs. Holland, Conley, Simas, McGee and Mullen are $436,000, $259,500, $201,500, $196,500 and $185,500, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefits plans and other certain employee fringe benefit programs applicable to executive personnel.

     Each of the agreements provides that the Company or Boston Federal, as applicable, may terminate the Executive’s employment for cause, as described in the respective agreements, at any time. In the event that either the Company or Boston Federal terminates the Executive’s employment for reasons other than for cause, or in the event the Executive terminates employment with the Company or Boston Federal upon any: (a) notice to the Executive of non-renewal of the term of the agreement, (b) failure to re-elect the Executive to the Executive’s current or higher offices; (c) a demotive change in the Executive’s functions, duties or responsibilities; (d) relocation of the Executive’s principal place of employment by more than 25 miles; (e) reduction in compensation benefits or perquisites being provided to the Executive under the agreement; (f) liquidation or dissolution of the Company or Boston Federal; or (g) breach of the agreement by the Company or Boston Federal, then the Executive (or, in the event of the Executive’s death, the Executive’s beneficiary) will receive an amount equal to the remaining compensation and Short-Term Incentive Plan (“STIP”) payments and benefits that would have been made on the Executive’s behalf to any employee benefit plans of the Company, Boston Federal or Forward Financial during the remaining term of the agreement. Upon any termination of the Executive, the Executive is subject to a one-year non-competition agreement.

     Under the agreements, if, following a change in control of the Company or Boston Federal, the Executive’s employment involuntarily terminates, the Executive voluntarily terminates employment at any time during the term of the agreement as a result of any demotion, loss of title, office or significant authority, reduction in compensation or benefits or relocation of the Executive’s principal place of employment by more than 25 miles, or the Executive voluntarily terminates employment for any reason within the 30-day period following the date that is one year from the change in control, then the Executive (or, in the event of the Executive’s death, the Executive’s beneficiary) would receive a severance payment of up to three (3) times for Messrs. Holland, Conley and Simas and up to two (2) times for Messrs. McGee and Mullen the greater of: (i) the Executive’s average annual compensation, including STIP and compensation attributable to the exercise of stock options, for the five most recent taxable years of the Executive, or (ii) the highest annual compensation, excluding compensation attributable to the exercise of stock options, for any of the five most recent taxable years of the Executive. The Company or Boston Federal would also continue Messrs. Holland, Conley and Simas’s life, pension, defined contribution and restoration plans, medical, dental and disability coverage for 36 months and the Company, Boston Federal or Forward Financial would also continue Messrs. McGee and Mullen’s similar benefit coverage for 24 months.

     Section 280G of the Internal Revenue Code (the “Code”) provides that severance payments that equal or exceed three (3) times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Company would not be entitled to deduct the amount of such excess payments. Payments under the Company agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company. Should such excise tax be assessed, the Company will provide the Executive with a full tax gross-up so that on an after-tax basis, the result to the Executive will be the same as if the excise tax had not been imposed.

     Payments to the Executive under the Boston Federal employment agreement are guaranteed by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements will be paid by the Company or Boston Federal if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Company and Boston Federal shall indemnify the Executive to the fullest extent allowable under Delaware and federal law, respectively.

     Stock-Based Incentive Plans. The Company maintains the 1996 Stock-Based Incentive Plan and the 1997 Stock Option Plan, which provide discretionary stock-based awards to officers and key employees, as determined by a committee of at least two non-employee directors.

     Short Term Incentive Plan (“STIP”). Boston Federal maintains a STIP. The purpose of the plan is to provide cash incentive bonuses upon the achievement of objective performance goals to reward achievement and further align management’s interests with those of stockholders. The criteria used for 2003 were certain performance ratios of the Company, specifically Earnings, Customer Service and various personal business or departmental goals. Targeted goals were set for each criteria and percentage payouts established for reaching or exceeding the specified goals. Forward Financial has individualized plans for senior management focused on performance and the attainment of measurable business goals. Awards under these plans are included in the “Bonus” column of the “Summary Compensation Table.”

     The following table provides certain information with respect to the number of shares of common stock represented by outstanding options held by the executive officers named in the “Summary Compensation Table” as of December 31, 2003. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the common stock.

AGGREGATED OPTION EXERCISES IN
LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information regarding option exercises during the year ended December 31, 2003 and unexercised stock options for each individual as of December 31, 2003. None of the following officers were granted any stock options during the year ended December 31, 2003.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at		Option/SARs at
	Shares		Fiscal Year End(#)		Fiscal Year End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable		Exercisable/Unexercisable
David F. Holland	38,038	$619,557	105,886	—	$2,378,200	—
David P. Conley	10,190	136,017	20,000	—	449,200	—
John A. Simas	13,000	176,826	30,962	—	695,407	—
Shaun W. McGee	—	—	12,000	3,000	243,960	60,990
John D. Mullen	—	—	12,000	3,000	243,960	60,990

(1)	Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on December 31, 2003 less the option exercise price (the last trading day in 2003). Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

     Pension Plan. Boston Federal participates in the Financial Institutions Retirement Plan, administered by the Pentegra Group, which is a defined benefit pension plan for employees (the “Pension Plan”). The following table indicates the annual retirement benefit that would be payable under the Pension Plan to a participant who retires at age 65 and elects to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. A fully vested participant may elect early retirement as of age 45. However, the benefit is reduced by 3% at the time the benefit is distributed for each full year the participant retires before reaching age 65. The benefits listed in the retirement benefit table are based upon salary only and are not subject to any social security adjustment.

		Years of Credited Service(1)
Final Average
Earnings		15	20	25	30	35
$75,000		$22,500	$30,000	$37,500	$45,000	$52,500
100,000		30,000	40,000	50,000	60,000	70,000
125,000		37,500	50,000	62,500	75,000	87,500
170,000		51,000	68,000	85,000	102,000	119,000
200,000	(2)	60,000	80,000	100,000	120,000	140,000
300,000	(2)	90,000	120,000	150,000	180,000	210,000
350,000	(2)	105,000	140,000	175,000	210,000	245,000
400,000	(2)	120,000	160,000	200,000	240,000	280,000
450,000	(2)	135,000	180,000	225,000	270,000	315,000

(1)	The maximum allowable salary for 2003 is $200,000. As of December 31, 2003, Messrs. Holland, Conley, Simas, McGee and Mullen had 29 years, 34 years, 25 years, 1 year and 6 months and 1 year and 6 months, respectively, of credited service (i.e., benefit service).

(2)	Messrs. Holland, Conley, and Simas participate in the Defined Benefit Restoration Plan, which is described below. The table reflects the combined benefits of the Defined Benefit Plan and the Defined Benefit Restoration Plan for incomes in excess of the limits allowed under the pension plan.

     Defined Contribution and Benefit Restoration Plans. Boston Federal maintains a Defined Contribution Restoration Plan (“DCRP”) and a Defined Benefit Restoration Plan (“DBRP”) for its senior executive employees. The purpose of these plans is to restore benefits that would have been received under Boston Federal’s defined benefit and defined contribution plans but for limitations imposed by federal tax limitations. Messrs. Holland, Conley and Simas participate in these plans. Payments under these plans are guaranteed by the Company.

     The DCRP is an excess benefit plan that provides benefits that would have been received under Boston Federal’s 401(k) Plan and ESOP but for qualified plan benefit and contribution limitations. The DCRP provides participants with the incremental amount to match the participant’s 401(k) contributions and the incremental benefits that would have been credited to the participant’s ESOP account that could not be made by reason of federal limitations on qualified plans. The dollar amount of benefits received under the DCRP is converted to Company common stock equivalent shares based upon the closing price on December 31 of each year. These common stock equivalent shares are then credited to the participant’s DCRP account. The annual income reflecting the credits made under the DCRP is reflected under the “All Other Compensation” column of the “Summary Compensation Table.”

     The DBRP functions in a similar manner. It restores to participants the value of benefit service that would have been credited under the defined benefit pension plan, but for qualified plan limitations. Participants thus earn pension benefits determined by the pension plan formulas without regard to defined benefit income limitations. The amount of combined total pension benefits from both the pension plan and the DBRP is reflected in the pension plan table. Boston Federal is contractually obligated by the DBRP to pay to each participant upon retirement the difference between the actual benefit paid by the pension plan and the benefit that would have been paid without qualified plan limitations. The DBRP also functions to remove the defined benefit plan limitations on the death benefit payout to the pension plan. The death benefit is thus restored to the pension plan formula benefit without regard to qualified plan limitations. The DBRP also serves to mitigate any reduction in benefits caused by an early retirement after age 55, as described under the Pension Plan.

Nominating Committee Procedures

     General. It is the policy of the Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who are qualified to serve on the Company’s Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below and in the Company’s Bylaws.

     Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate and all information relating to such person that would indicate such person’s qualifications under the Company’s Bylaws and an affidavit that such person would not be disqualified under the provisions of the Company’s Bylaws;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the shareholder making the recommendation, the number of shares and the name and address, as he or she appears on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address, along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

     In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Nominating Committee not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     Minimum Qualifications. The Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include, among others, a residency requirement or business ties in any county or contiguous county to where the Company or its subsidiaries have an office, an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions.

     The Nominating Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nominating Committee deems relevant, including age, diversity, residence or location of potential nominee’s business, size of the Board of Directors and regulatory disclosure obligations.

     In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; experience, skills and contributions that the existing director brings to the Board; and independence.

     Process for Identifying and Evaluating Nominees. The process that the Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

     Identification. For purposes of identifying nominees for the Board of Directors, the Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors, as well as its knowledge of members of the Company’s local communities. The Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above and the Company’s Bylaws. The Nominating Committee does not use an independent search firm in identifying nominees.

     Evaluation. In evaluating potential candidates, the Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above and in the Company’s Bylaws. In addition, the Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Committee Reports

     The reports of the Compensation Committee and Audit and Compliance Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Compensation Committee

     The Compensation Committee was comprised of three independent directors for the 2003 year: Joanna T. Lau (Chairperson), Catherine Friend White and Richard J. Fahey. Effective January 26, 2004, W. Russell Scott, Jr. was appointed the fourth member of the Compensation Committee.

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this proxy statement.

     The Company and Boston Federal’s Executive Compensation Policies ensure competitive compensation levels to retain and attract capable management. The Compensation Policies were adopted by the Company and Boston Federal for use in determining compensation levels in subsequent years. A Short Term Incentive Plan (“STIP”) was adopted by Boston Federal (not including Forward Financial) in 1997, which measures specific objective financial performance results and other factors upon which to base payouts to executives and other employees. Payouts under the STIP are reflected in the “Bonus” column of the “Summary Compensation Table.”

     Executive salary levels of Boston Federal and Forward Financial were reviewed in December 2003 and certain increases approved in accordance with the General Policy detailed below. The primary quantitative measurements utilized in the December 2003 compensation review were such measurements as earnings per share and return on equity, as well as the performance of the Company’s stock relative to comparable financial institutions.

     General Policy. It is the responsibility of the Compensation Committee to recommend the amount and composition of Executive Compensation paid to the executive officers. It is the responsibility of the Boards of Directors to review and approve such compensation. Any Director who is also a member of management shall abstain from any vote regarding his or her own compensation.

     The Compensation Committee shall review executive compensation not less than annually and more often if necessary to effectively implement this policy. The Compensation Committee will utilize whatever means necessary to obtain adequate compensation information upon which to base its recommendations. These means include, but are not limited to, reviews of the results of compensation surveys and the utilization of compensation experts.

     The Company participates in salary surveys each year to obtain contemporaneous compensation data. The Compensation Committee engaged the IFM Group, compensation and benefits consultants, to review the salary structure of the executive officers of the Company and its Bank in relation to peer institutions operating primarily within the northeast region of the United States.

     In preparation of comparative compensation data, factors most similar to the Company are evaluated. Corporate considerations include asset size, type of operation, corporate structure and geographic location. Considerations for management are scope and similarity of positions, experience and the complexity of managing. As a result, the Compensation Committee is provided with relevant, timely and reliable data that permits the Committee to evaluate compensation and make recommendations to the Boards of Directors.

     The Chief Executive Officer of Boston Federal evaluates the performance of all Boston Federal (including Forward Financial) executive officers reporting to him and the President of Boston Federal evaluates the performance of all executive officers reporting to him. The Company’s Chief Executive Officer then prepares performance based recommendations of all executive officers for the Compensation Committee.

     The Compensation Committee then evaluates the performance of the Chief Executive Officer and other executive officers. The Compensation Committee then recommends appropriate compensation for all executive officers to the Board of Directors of the Company and Boston Federal. Upon review, the Boards of the Company and Boston Federal then set all compensation. Messrs. Holland and Conley abstain from voting on matters related to their compensation.

     Components of Salary. Compensation is defined as cash or non-cash remuneration in the form of salary, bonus, short-term cash incentives, perquisites, deferred compensation, 401(k) contributions, short or long term stock-based grants or incentives, ESOP allocations, fringe benefits, defined benefits restoration plan, defined contribution restoration plan and any other type of remuneration deemed by each Board to be appropriate. Salaries are determined based upon the guidelines specified above. The amount of benefits provided by the ESOP and 401(k) are determined solely by the participants’ level of compensation under set guidelines provided in such plans. Benefits under the ESOP and 401(k) Plan are also subject to limitations imposed by ERISA. The defined benefits and contribution restoration plans, described elsewhere in this document, restore to participants those benefits limited by tax regulation under the ESOP, 401(k) and retirement plans. Short-term cash incentives are determined primarily by the objective criteria in the STIP.

     Chief Executive Officer. The salary of the Chief Executive Officer was reviewed in December 2003 and set at $436,000, effective January 2004. In determining the Chief Executive Officer’s salary level, the Compensation Committee reviewed an independent survey conducted by the IFM Group. The survey material indicated that the new salary of the Chief Executive Officer was comparable to other financial institutions of similar size, primarily in the northeast section of the United States. The Chief Executive Officer earned a STIP bonus in 2003 which was paid in February 2004. Total cash compensation of the Chief Executive Officer was below the average paid at comparable financial institutions as indicated by the data in the IFM Group compensation survey.

     When reviewing the 2003 performance of the Chief Executive Officer, the Committee considered the financial performance of the Company during 2003 focusing on earnings per share and return on equity. The Committee also considered the performance of the Company’s stock compared to other financial institutions over the last twelve months. A detailed Stock Performance Graph is contained in this proxy statement.

     The goal of the above-referenced compensation policies, as implemented by the Compensation Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

The Compensation Committee

Joanna T. Lau, Chairperson
Richard J. Fahey
Catherine Friend White

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is currently, or has been at any time since the beginning of the last fiscal year, an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company or Boston Federal serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company or Boston Federal’s Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company common stock with the cumulative total return on the American Stock Exchange Index and with the Media General Financial Services Index for Savings and Loans. The graph assumes that $100 was invested at the close of business on December 31, 1998. Total return assumes the reinvestment of all dividends.

Comparative Total Returns

BostonFed, AMEX Stock Market and AMEX Stock Savings Institutions

	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003
BostonFed Bancorp, Inc.	$100.00	$92.50	$125.80	$149.10	$169.00	$266.00
AMEX Stock Market (US Companies)	$100.00	$131.90	$122.40	$113.90	$93.10	$126.00
AMEX Stocks (Savings Institutions)	$100.00	$97.20	$112.30	$145.00	$187.60	$274.70

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indices are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.00 on December 31, 1998.

Audit and Compliance Committee Report

     The Audit and Compliance Committee (the “A/C Committee”) of the Company’s Board of Directors was composed of three independent directors throughout 2003. A fourth director, Richard J. Caturano, was appointed effective March 1, 2004. The A/C Committee operates under a written charter adopted by the Board of Directors, a copy of which was included as Appendix A to the 2003 proxy statement. The Board of Directors has determined that each A/C Committee member is independent in accordance with the listing standards of Section 121(A) of the American Stock Exchange.

     The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The A/C Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

     In this context, the A/C Committee has met and held discussions with management and the independent auditors. Management represented to the A/C Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the A/C Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The A/C Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

     In addition, the A/C Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the A/C Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

     The A/C Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The A/C Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In performing all of these functions, the A/C Committee acts only in an oversight capacity. In its oversight role, the A/C Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The A/C Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the A/C Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

     In reliance on the reviews and discussions referred to above, the A/C Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The A/C Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company’s independent auditors.

The A/C Committee

Patricia M. Flynn, Ph.D., Chairperson
Joanna T. Lau
W. Russell Scott, Jr.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of copies of such reports of ownership furnished to the Company and written representations provided to it from individuals required to file the reports, the Company believes that during the past fiscal year, each of its executive officers and directors has complied with all applicable reporting requirements with one exception. An option exercise by Mr. Kelly on October 24, 2003, for the purchase of 2,000 shares was not reported until November 3, 2003.

TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

     The recently enacted Sarbanes-Oxley Act generally prohibits loans by the Company to its executive officers and directors. However, the Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations restrictions on such loans. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with other persons, except for loans made under programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. In addition, loans made to a director or executive officer in an amount that, when aggregated with all other loans to such person or his or her related interests, are in excess of the greater of $25,000 or 5% of the Bank’s capital surplus (up to a maximum of $500,000) are approved in advance by a majority of the disinterested members of the Board of Directors.

PROPOSAL 2. RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

     The Company’s independent auditors for the fiscal year ended December 31, 2003 were KPMG LLP. The Company’s Audit and Compliance Committee of the Board of Directors has reappointed and the Board has ratified KPMG LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 2004, subject to ratification of such appointment by the shareholders. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

     If the ratification of the appointment of auditors is not approved by a majority of votes cast by shareholders at the annual meeting, other independent public auditors will be considered by the Board of Directors.

     The Board of Directors recommends that you vote “FOR” ratification of the appointment of KPMG LLP as the independent auditors.

          The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2003 and 2002 by KPMG LLP:

	2003	2002
Audit Fees	$255,000	$215,000
Audit-Related Fees:
Employee Benefit Plans	24,500	21,000
Accounting Issues	7,500	0
Tax Fees:
Tax Return Compliance	56,700	54,550
Tax Consulting	11,325	0
Real Estate Investment Trust state tax appeal	7,242	4,274
All Other Fees	—	—

Total Fees	$362,267	$294,824

Policy on Audit and Compliance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

     The Audit and Compliance Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. In accordance with its charter, the Audit and Compliance Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

     During the year ended December 31, 2003, all services were pre-approved, in advance, by the Audit and Compliance Committee.

MISCELLANEOUS

     The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company or its subsidiaries, who will not be specially compensated for such activities. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain vote instructions from such beneficial owners, and will reimburse them for their reasonable expenses in doing so. The Altman Group, a proxy solicitation firm, will be paid a fee of $3,500, plus out-of-pocket expenses to assist the Company.

     A copy of the Form 10-K (without exhibits) for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders of record upon written request to the attention of John A. Simas, Corporate Secretary, BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, MA 01803.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2005 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary of the Company at the address set forth on the first page of this proxy statement not later than December 2, 2004. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Stockholder Communications

     The Company encourages stockholder communications to the Board of Directors and/or individual directors. Written communications regarding financial or accounting policies may be made to the Chairman of the Audit and Compliance Committee, Patricia M. Flynn, Ph.D., at BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, Massachusetts 01803. Other communications to the Board of Directors may be made to the Chairperson of the Nominating Committee, Kija Kim, also at the Company’s headquarters at BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, Massachusetts 01803. Communications to individual directors may also be made to such director at the Company’s headquarters.

Notice of Business to be Conducted at an Annual Meeting

     The Company’s Bylaws provide an advance notice procedure for a shareholder to properly bring business before an Annual Meeting and to nominate persons for election to the Board of Directors. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the date on which the Company’s notice to shareholders of the Annual Meeting date was mailed or such public disclosure was made.

     The advance notice by shareholders must include the shareholder’s name and address, as it appears on the Company’s record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. Additionally, in the case of nominations to the Board of Directors, certain information regarding the nominee must be provided, including information establishing that a nominee satisfies the eligibility requirements contained in the Bylaws. Such qualifications generally consist of requirements that any nominee: (1) reside in a county in which the Company or its Bank maintains a banking office or a county contiguous to any such county or have significant business ties to such counties; (2) not be affiliated with a competing financial institution; and (3) not have been the subject of any past criminal or regulatory sanctions. Additionally, agents of or persons acting in concert with any non-qualified person also would be ineligible for nomination. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an Annual Meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

BY ORDER OF THE BOARD OF DIRECTORS

John A. Simas
Executive Vice President and
Corporate Secretary

Burlington, Massachusetts
March 29, 2004

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

APPENDIX A

BOSTONFED BANCORP, INC.

Boston Federal Savings Bank

NOMINATING AND GOVERNANCE COMMITTEE

CHARTER

PURPOSE:

The Nominating and Governance Committee shall be responsible for recommending the organizational structure of the Board of Directors, nominating Directors for re-election, vacancies, or new positions and overseeing a process for the review of the performance of the Board of Directors and its Committees. The Committee will also be responsible for the Company’s Code of Ethics, compliance with all legal and regulatory requirements in accordance with the Company’s Charter and Bylaws, the Security and Exchange Commission, the American Stock Exchange and any other applicable authority to a level of best business practices.

COMPOSITION:

The Nominating and Governance Committee shall be comprised of three (3) to five (5) independent directors appointed by the Chairman of the Board and ratified by the Board of Directors. The Chairman of the Board shall also appoint a Chairperson of the Committee also subject to ratification by the Board. No director who is standing for re-election shall be eligible to serve on the Committee at the time the Committee is considering nominations for re-election.

ADMINISTRATION:

Management shall be available as a resource for the Committee. The Committee may also engage outside independent assistance in order to perform its duties. The Secretary shall

A-1

keep minutes and such minutes shall be approved by the Committee and distributed to the Board of Directors. The Charter shall be reviewed annually.

RESPONSIBILITIES:

Review size, qualifications and composition (in terms of required skills and expertise) of the Board of Directors at least annually and recommend any changes to the Board of Directors.

Recommend candidates for election to the Board of Directors in accordance with a process set forth in the Company’s Charter and Bylaws. This process includes Directors’ eligible for re-election or for new Directors to fill a vacancy or an increase in the size of the Board. With respect to re-election, the Directors attendance, qualifications, independence, contributions, integrity and overall performance should be considered. All Directors shall be elected by the Board of Directors and/or the Company’s shareholders as required by the Charter and Bylaws.

Review the Company’s Code of Ethics annually. Require an annual written report of the Company’s performance under the Code of Ethics. The Committee will be responsible for reviewing any significant Code of Ethics issues of potential violations or conflicts of interest.

Determine that the Board of Directors and each applicable Committee meets the required level of independence.

Oversee the process of reviewing the Board of Directors and each Committee’s performance, (including the Nominating and Governance Committee) on an annual basis. Report such results to the Board of Directors.

Responsible for any other duty the Board of Directors shall request the Committee to perform.

A-2

DETACH HERE

PROXY

BOSTONFED BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
April 28, 2004
2:00 p.m. Eastern Daylight Saving Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of BostonFed Bancorp, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on April 28, 2004, at 2:00 p.m. Eastern Daylight Saving Time, at the Burlington Marriott Hotel, 1 Mall Road, Burlington, Massachusetts, and at any and all adjournments thereof, as follows on the reverse side.

     This proxy is revocable and will be voted as directed. If you sign, date and return this proxy card without giving voting instructions, your shares will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the Proxy Committee Members in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

BOSTONFED BANCORP, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	1438

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

1.	The election as directors of all nominees listed (except as marked to the contrary below).

Nominees:	(01) Richard J. Caturano,	(02) David F. Holland and
(03) Joanna T. Lau

FOR ALL	☐	☐	VOTE WITHHELD FROM ALL

FOR ALL EXCEPT
☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

2.	The ratification of the appointment of KPMG LLP as Independent auditors of BostonFed Bancorp, Inc. for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES AT LEFT	☐

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated March 29, 2004 and of the Annual Report to Shareholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Signature:	Date:	Signature:	Date:

DETACH HERE

VOTING INSTRUCTION CARD

BOSTONFED BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
April 28, 2004
2:00 p.m. Eastern Daylight Saving Time

     The undersigned hereby authorizes and instructs the trustees for the Boston Federal Savings Bank Employees’ Savings and Profit Sharing Plan and the Boston Federal Savings Bank Employee Stock Ownership Plan (collectively referred to as the “Benefit Plans”) to vote all shares of Common Stock of the Company which the undersigned is entitled to vote through the Benefit Plans at the Annual Meeting of Shareholders, to be held on April 28, 2004, at 2:00 p.m. Eastern Daylight Saving Time, at the Burlington Marriott Hotel, 1 Mall Road, Burlington, Massachusetts, and at any and all adjournments thereof, as follows on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

BOSTONFED BANCORP, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE

☒	Please mark votes as in this example.	1438

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

1.	The election as directors of all nominees listed (except as marked to the contrary below).

Nominees:	(01) Richard J. Caturano,	(02) David F. Holland and
(03) Joanna T. Lau

FOR ALL	☐	☐	VOTE WITHHELD FROM ALL

FOR ALL EXCEPT
☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

2.	The ratification of the appointment of KPMG LLP as Independent auditors of BostonFed Bancorp, Inc. for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES AT LEFT	☐

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PRIOR TO APRIL 26, 2004 IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTING INSTRUCTION CARDS RECEIVED AFTER APRIL 26, 2004 WILL NOT BE TABULATED.

The undersigned acknowledges receipt from the Company prior to the execution of this voting instruction card of a Notice of Annual Meeting of Shareholders and Proxy Statement dated March 29, 2004 and of the Annual Report to Shareholders.

Please sign exactly as your name appears on this card.

Plan Participant Signature:	Date: